EXHIBIT 10.35







          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.




                       LICENSE AND DISTRIBUTION AGREEMENT



                                    BETWEEN:





                               CYTOGEN CORPORATION



                                       AND



                                 DRAXIMAGE INC.







                                      DATED



                                DECEMBER 5, 2000

                                    CONTENTS
                                    --------



ARTICLE 1 - DEFINITIONS

ARTICLE 2  - EXCLUSIVE LICENSE (WITH RIGHT TO SUBLICENSE)

ARTICLE 3  - MILESTONES AND ROYALTIES

ARTICLE 4  - PROMOTIONAL ACTIVITIES; MINIMUM SALES AND NON-EXCLUSIVITY

ARTICLE 5  - OWNERSHIP AND JOINT DEVELOPMENTS

ARTICLE 6  - CONFIDENTIALITY

ARTICLE 7  - LIAISON COMMITTEE

ARTICLE 8  - SUPPLY

ARTICLE 9  - NON-COMPETITION AND NON-SOLICITATION

ARTICLE 10  - REPRESENTATIONS AND WARRANTIES

ARTICLE 11  - LIABILITY AND INSURANCE

ARTICLE 12  - LIMITATION OF LIABILITY

ARTICLE 13  - INTELLECTUAL PROPERTY AND REGULATORY APPROVALS

ARTICLE 14  - FORCE MAJEURE

ARTICLE 15  - TERM AND TERMINATION

ARTICLE 16  - DISPUTE RESOLUTION

ARTICLE 17  - INDEPENDENT CONTRACTOR

ARTICLE 18  - ASSIGNMENT AND SUBLICENSING

ARTICLE 19  - MISCELLANEOUS

                       LICENSE AND DISTRIBUTION AGREEMENT
                       ----------------------------------


THIS LICENSE AND DISTRIBUTION AGREEMENT is made as of the 5th day of December, 2000 (the "Effective Date"), by and between DRAXIMAGE Inc., a corporation incorporated pursuant to the laws of Canada ("DRAXIMAGE") and Cytogen
Corporation, a corporation incorporated pursuant to the laws of Delaware ("Cytogen").



                                    RECITALS
                                    --------

1. DRAXIMAGE owns the rights to the Products in the Territory and desires to enter into an exclusive agreement with Cytogen for the commercialization of those Products in the Territory on the terms and conditions contained in this Agreement.

2. Concurrent with the execution of this Agreement, the Parties shall also enter into a supply agreement wherein DRAXIMAGE will supply to Cytogen its requirements of Products for distribution and sale within the Territory in accordance with the terms therein ("Supply Agreement").



                                    AGREEMENT
                                    ---------

NOW, THEREFORE, IT IS AGREED between the Parties as follows:


ARTICLE 1 -  DEFINITIONS
------------------------

1.1 "Affiliate(s)" as applied to DRAXIMAGE or Cytogen shall mean any legal entity other than DRAXIMAGE or Cytogen, as the case may be, in whatever country organized, controlled by or under common control with DRAXIMAGE or Cytogen. "Affiliate" shall also mean any company which owns or controls at least fifty percent (50%) of the voting stock of Cytogen or DRAXIMAGE, or any other company at least fifty percent (50%) of whose voting stock is owned by or controlled by such company. The term "control" means possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such entity, whether pursuant to the ownership of voting securities, by contract or otherwise.

1.2 "Bad Debts" shall mean any payments owing to Cytogen from its customers related to the Products which remain uncollected after three hundred and sixty (360) days from invoicing and only to the extent they remain uncollected. For greater certainty and clarification if, and to the extent, such debts are eventually collected by Cytogen (by direct or indirect means), such amounts shall not be deemed bad debts for the purposes of Article 1.14 hereof and accordingly shall be subject to royalty entitlements pursuant to Article 3.2 hereof.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

1.3 "Commercially Reasonable Efforts" shall mean reasonable efforts and resources at least equal to those normally used by a reputable pharmaceutical or biotechnology company, under similar circumstances as the Parties to this Agreement, for a compound, formulation or product owned by it or to which it has rights, which has a similar market potential to the Products at a similar stage in its product life, taking into account the formulation of the Products, the competitiveness of the Products' marketplace, the proprietary position of the Products, the applicable regulatory structure and requirements for the Products, the clinical and pre-clinical study results pertaining to the Products, time and cost of completion of development of the Products, the profitability of the Products, the size and location of the subject market of the Products within the Territory, and any other relevant factors.

1.4 "Effective Date" shall mean the date stated in the first paragraph above.

1.5 "First Sale" shall mean the first commercial sale of a Product in the Territory.

1.6 "First Shipment" shall mean the first shipment for commercial sale of the applicable Product, F.O.B. DRAXIMAGE's facility.

1.7      "Force  Majeure Event" shall have the meaning  ascribed  thereto in
         Article 14.1 hereof.

1.8 "Free Goods" shall mean the shipments of the Product supplied to twenty-five (25) patients for I125 Product during its initial launch in the Territory.

1.9 "Improvements" shall mean any enhancement in the formulation, ingredients, preparation, presentation, means of delivery, dosage or packaging for the Products or to the Intellectual Property Rights or Know-How.

1.10 "Initial Marketing Plan" is attached hereto as Schedule "A" and incorporated by reference.

1.11 "Intellectual Property Rights" means the patents and patent applications (until such time as such applications are denied, abandoned or issued into patents) and Product-related trademarks and tradenames such as BrachySeed(TM), which are specified in Schedule "B", attached hereto and incorporated by reference, and any future
         Product-related trademarks and tradenames, patents and patent applications, continuations, divisionals and reissues as part of patents and patent applications in the Territory regarding the Products and any Improvements thereto, which DRAXIMAGE owns or under which DRAXIMAGE is licensed with the right to sublicense in the Territory.

1.12 "Know-How" shall mean any of DRAXIMAGE's information and materials anywhere in the Territory relating to the Regulatory Approvals, marketing, use or sale of the Products including any existing dosimetry and marketing outcome studies necessary for Cytogen to exploit its rights under Article 2.1 hereof.

1.13     "Liaison Committee" shall have the meaning ascribed thereto in Article
         7.1 hereof.

1.14 "Minimum Sales Targets" shall mean an amount equal to [**] percent ([**]%) of the Net Sales volumes referenced in the Initial Marketing Plan and in subsequent marketing plans as set forth therein, subject to the provisions of Article 4.1 herein.

1.15 "Negotiators" shall have the meaning ascribed thereto in Article 7.3 hereof.

1.16 "Net Sales" shall mean the gross invoiced sales for Products sold or commercially disposed of for value to a third party by Cytogen or by its Affiliates, after deduction of the following amounts:

               (i) credits or allowances given or made for rejection or recall of previously sold Products actually taken or allowed, and/or allowances for Bad Debts related to the Products;

               (ii) any tax or government  charge  (including  any tax such as a value added or similar tax or government charge other than an income tax) levied on the sale, transportation or delivery of a Product and borne by the seller thereof;

               (iii)freight, insurance and duties on shipments of Products;

               (iv) Free Goods; and

               (v) chargeback payments and rebates related to the Products granted to managed health care organizations or to federal, state and local governments, their agencies, and other purchasers and reimbursers or to trade customers, including but not limited to, wholesalers and chain and pharmacy buying groups.

1.17 "Party" means either Cytogen or DRAXIMAGE, individually; "Parties" means Cytogen and DRAXIMAGE collectively

1.18 "Product" or "Products" means, singularly or collectively, DRAXIMAGE's titanium-encapsulated brachytherapy seeds ("BrachySeed(TM)") which incorporate the Intellectual Property Rights and are based on the radioisotope Iodine-125 ("I125 Product") or Palladium-103 ("Pd103 Product") for the indication of cancer of the prostate.

1.19 "Proprietary Information" includes, without limitation, compilations, formulae, processes, plans, blueprints, formulations, technical information, new product information, methods of product delivery, test procedures, Know-How, software, customer lists, market plans or strategies, sales information, specifications, scientific, clinical, commercial and any other information or data considered confidential in nature, whether communicated in writing or orally, which are of competitive advantage to either Party in the conduct of its business.

1.20 "Regulatory Approvals" shall mean a 510-K clearance, premarket approval ("PMA"), and/or any similar or successor approval issued from time to time by the United States Food and Drug Administration ("FDA"), or any successor agency, and any required approvals from the United States Nuclear Regulatory Commission ("NRC"), the Canadian Nuclear Safety
         Commission ("NSC") or its predecessor the Canadian Atomic Energy Control Board ("AECB"), or any successor agency, which is required for the manufacturing, supply, transportation, marketing and sale (with the exception of Cytogen's promotional material and other similar documentation) of the Products in the Territory.

1.21     "Settlement Date" shall have the meaning ascribed thereto in Article
         7.3 hereof.

1.22 "Supply Agreement" shall have the meaning ascribed thereto in the recitals to this Agreement, which are incorporated by reference.

1.23     "Term" shall have the meaning ascribed thereto in Article 15.1 hereof.

1.24     "Territory" means the United States and its territories.

1.25     "Trademarks"   shall  mean  the  registered   trademarks  or  trademark
         applications for the Products in the Territory listed in Schedule "B" and incorporated by reference.

ARTICLE 2 - EXCLUSIVE LICENSE (WITH RIGHT TO SUBLICENSE)
--------------------------------------------------------

2.1 Subject to the other provisions of this Agreement, DRAXIMAGE hereby grants to Cytogen and Cytogen hereby accepts an exclusive license (exclusive even as to DRAXIMAGE except as expressly provided otherwise herein) under the Intellectual Property Rights, Know-How and the Regulatory Approvals now or hereafter owned or controlled by DRAXIMAGE for the sole and exclusive purpose of importing, using, distributing, offering for sale, marketing, promoting and selling (but not manufacturing) the Products in the Territory, for the indication of cancer of the prostate.

2.2 Subject to the other provisions of this Agreement, DRAXIMAGE hereby grants to Cytogen an exclusive license (exclusive even as to DRAXIMAGE except as expressly provided otherwise herein) to use the Intellectual Property Rights, Know-How and Regulatory Approvals on packaging, labeling and other materials used in connection with commercialization of Products in the Territory for so long as this Agreement remains in effect. Cytogen agrees that it will use the Intellectual Property Rights, Know-How and Regulatory Approvals only in promotion of the Products, and in accordance with standard industry practices.

2.3 Upon execution of this Agreement, DRAXIMAGE shall disclose to Cytogen, in writing, or via electronic media acceptable to Cytogen, all Know-How. In addition, during the Term of this Agreement, DRAXIMAGE shall as soon as practicable disclose to Cytogen, in writing, or via electronic media acceptable to Cytogen, on an ongoing basis all new Know-How. Such Know-How shall be automatically deemed to be within the scope of the license grant herein without payment of any additional compensation.

2.4 The license granted under this Article 2 confers on Cytogen the right, at Cytogen's sole discretion, to appoint an independent third party distribution sales force for the Territory; provided that such independent third party distributors shall be subject to the same obligations as Cytogen pursuant to this Agreement.

ARTICLE 3 - MILESTONES AND ROYALTIES
------------------------------------

3.1 In consideration of granting the rights described in Article 2, and subject to the provisions of Articles 3 and 4.1, Cytogen shall pay to DRAXIMAGE milestones aggregating Two Million Dollars ($2,000,000) to be paid by Cytogen in cash as follows:

          (a)  $500,000  upon   execution  of  this  Agreement  and  the  Supply
               Agreement (upon delivery of such executed agreements, to Cytogen's solicitors for release of such funds held in escrow for this purpose); and

          (b) $500,000 upon the First Sale of the I125 Product from DRAXIMAGE to Cytogen; and

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

          (c) $1,000,000 upon the First Sale of Pd103 Product from DRAXIMAGE to Cytogen.

3.2 In consideration of DRAXIMAGE granting the rights described in Article 2, and subject to the provisions of this Article 3, Cytogen also agrees to pay to DRAXIMAGE royalties based on Cytogen's Net Sales on an aggregate basis for the Territory calculated as follows:

          (a) On Net Sales made during the period commencing on the First Sale of any Product and ending on December 31, 2001, a royalty of [**] percent ([**]%) of such Net Sales of the Products in the Territory;

          (b) On Net Sales made during the period commencing January 1, 2002 and ending on the date which is the last day of the Term, a royalty on such Net Sales of the Products in the Territory as follows:

               (i)  Net Sales less than or equal to $[**]: [**]%

               (ii) Net  Sales  greater  than  $[**]  but less  than or equal to
                    $[**]: [**]%

               (iii) Net Sales greater than $[**]: [**]%

3.3      Cytogen shall make royalty payments on Net Sales referred to in Article
         3.2 within sixty (60) days after the end of each calendar quarter end, and each payment shall be accompanied by a report identifying the Products, Net Sales, and any amount(s) payable to DRAXIMAGE, as well as computation thereof. Such reports shall be kept confidential by DRAXIMAGE and not disclosed to any other party (other than its Affiliates and their accountants or the original licensor(s) of the Products who shall be subject to the same obligations of confidentiality as those imposed on DRAXIMAGE hereunder) and shall only be used for the purposes of this Agreement.

3.4 Cytogen shall, and shall cause its Affiliates and permitted sublicensees to, keep full and accurate books and records setting forth gross sales, Net Sales, and amounts payable to DRAXIMAGE. Cytogen and DRAXIMAGE may once every calendar year appoint mutually agreeable independent qualified public accountants to audit Cytogen's books and records in order to ensure the accuracy of the DRAXIMAGE royalty entitlements. Such independent qualified public accountants shall provide two (2) weeks prior written notice to Cytogen of such an audit and shall conduct such audit during Cytogen's normal business hours. No audit shall be permitted later than three (3) years following the rendering of any such reports, accountings and payments, save and except in relation to issues arising between the Parties regarding Bad Debts. The opinion of such independent qualified public accountants regarding such reports, accountings and payments shall be binding on the Parties hereto. DRAXIMAGE shall bear the expense of such accounts; provided, however, that if the audit for any given year establishes an underpayment of greater than five percent (5%) of the total royalty entitlements payable to DRAXIMAGE for that calendar year, Cytogen not DRAXIMAGE shall promptly pay all the reasonable fees and expenses of such audit.

3.5 Any payments due hereunder which are not paid on or before the due date shall bear interest at the Canadian prime rate of interest as reported by the National Post or Globe and Mail newspapers from time to time plus one percent (1%), or a maximum rate permitted by Ontario law, whichever is lower.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

3.6 Any withholding or other tax required to be withheld by Cytogen under the laws of the Territory for the account of DRAXIMAGE in respect of payments to be made by Cytogen hereunder shall be promptly paid by Cytogen for and on behalf of DRAXIMAGE to the appropriate tax authorities, and Cytogen shall, within sixty (60) days of making such payment, furnish DRAXIMAGE with proof of payment of such tax together with tax receipts or other evidence of payment sufficient to enable DRAXIMAGE to support a claim in respect of any sum so withheld. Any such tax required to be withheld shall be borne solely by DRAXIMAGE. Cytogen shall cooperate with DRAXIMAGE in taking reasonable and legally authorized steps to reduce or to eliminate such withholding or other taxes.

ARTICLE 4 - PROMOTIONAL ACTIVITIES; MINIMUM SALES AND NON-EXCLUSIVITY
---------------------------------------------------------------------

4.1 Notwithstanding the provisions of Articles 2.1 and 2.2, the granting of the exclusive license to use the Intellectual Property Rights, Know-How and the Regulatory Approvals is subject to Cytogen achieving its Minimum Sales Targets; provided, however, that Cytogen's obligations to achieve its Minimum Sales Targets shall be waived for as long as, and to the extent that:

          (i) DRAXIMAGE is not able to supply Cytogen's needs of the Products in accordance with the provisions of the Supply Agreement; provided, however, that Cytogen's obligations to achieve its Minimum Sales Targets shall be reduced for the calendar year 2001 in recognition of DRAXIMAGE's production capacity constraints during the Initial Capacity (as that term is defined in the Supply Agreement) from [**] Dollars ($[**]) to [**] Dollars ($[**]);

          (ii) DRAXIMAGE does not obtain Regulatory Approvals for all the Products;

          (iii)DRAXIMAGE does not make Commercially Reasonable Efforts to protect its Intellectual Property Rights or Know-How; or

          (iv) DRAXIMAGE breaches Articles 10.1(b), (f), (g), (h), (i) or (j).

         Other than as provided for above, in the event that Cytogen fails to meet the applicable Minimum Sales Targets in a given year, the exclusive license provided pursuant to the provisions of this Agreement shall, at DRAXIMAGE's sole discretion, become non-exclusive and
         DRAXIMAGE may, at its sole discretion, license the use of the Intellectual Property Rights, Know-How and the Regulatory Approvals for the Territory to other third parties or to one of its Affiliates; provided, however, that under such circumstances, the Minimum Sales Targets shall be waived by DRAXIMAGE and Cytogen shall be under no obligation to meet such remaining Minimum Sales Targets unless the license grant is made exclusive again as evidenced in writing signed by both Parties hereto.

         Should the Agreement be non-exclusive immediately before DRAXIMAGE is ready to ship Pd103 Product to Cytogen for the purposes of the First Sale of Pd103 Product in the Territory, then Cytogen shall be relieved from its milestone payment obligations to DRAXIMAGE pursuant to Article 3.1(c); provided, however, that as consideration for such payment relief, Cytogen shall immediately relinquish any rights it has pursuant to the Agreement with respect to the Pd103 Product and expressly acknowledges that DRAXIMAGE may license at that time to other third parties or to one of its Affiliates (on an exclusive basis or otherwise) the use of the Intellectual Property Rights, Know-How and the Regulatory Approvals for the Territory related to the Pd103 Product.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

         Should DRAXIMAGE not exercise its discretion and make the exclusive license non-exclusive in accordance with the above referred failure by Cytogen to meet the applicable Minimum Sales Targets in a given year, Cytogen shall be deemed to have met the applicable Minimum Sales Targets for the given year and not be deemed to be in breach of this Agreement in this regard. Similarly, should DRAXIMAGE not exercise its discretion and make the exclusive license non-exclusive and the Agreement remains exclusive at the time of the First Shipment of Pd103 Product, then Cytogen's milestone payment obligations to Draximage pursuant to Article 3.1(c) remain.

4.2      Cytogen shall use Commercially Reasonable Efforts to:

          (a) promote under the brand name BrachySeed(TM) (or other applicable DRAXIMAGE brand name(s) as agreed by DRAXIMAGE from time to time), within the bounds set by any applicable statute or regulation, the sale and distribution of the Products in the Territory; and

          (b) undertake a launch of the Products and commence marketing of the Products (either through an Affiliate, a permitted sublicensee or one or more distributors in accordance with the provisions of this Agreement) in the Territory as soon as practicable after the execution of this Agreement and the Supply Agreement but in any event not later than [**] months after the execution of same or receipt of the necessary applicable Product Regulatory Approvals to launch, whichever is later; provided, however, Cytogen's obligations of undertaking a launch shall be waived for as long as, and to the extent that, DRAXIMAGE is not able to supply Cytogen's needs of the Products in accordance with the provisions of the Supply Agreement; DRAXIMAGE does not make Commercially Reasonable Efforts to protect its Intellectual Property Rights or Know-How; or DRAXIMAGE breaches of Articles 10.1(b), (f), (g), (h) or (i).

4.3 Other than as provided for above, if Cytogen fails to undertake a launch of the Products in the Territory in accordance with the provisions of Article 4.2(b), Cytogen will within [**] days reassign or transfer ownership of the license to DRAXIMAGE and all rights under this Agreement and the Supply Agreement. The Parties agree that a failure by Cytogen to launch the Products in the Territory within the specified time period set forth in Article 4.2(b) (as such time period may be extended by the occurrence of a Force Majeure Event as set out in Article 14) is deemed to be a material breach of this Agreement.

ARTICLE 5 - OWNERSHIP AND JOINT DEVELOPMENTS
--------------------------------------------

5.1 All existing or subsequently developed Proprietary Information of DRAXIMAGE will be owned by DRAXIMAGE. All existing or subsequently developed Proprietary Information of Cytogen will be owned by Cytogen. Subject to Article 6, each Party will have access to Proprietary Information of the other as is reasonable and appropriate to carry out the intent of this Agreement.

5.2 In the event that an Improvement is made by either Party, or jointly under this Agreement, such a development, whether patentable or not ("Invention(s)"), will be owned by the Party making such Invention or if jointly made by the Parties, the Invention will be jointly owned. Notwithstanding the foregoing, DRAXIMAGE will own the Invention if such Invention directly arises from an enhancement or modification to any of the Products and enhancements or modifications will be deemed to be Improvements.

5.3 In case Inventions made pursuant to Article 5.2 are patentable, DRAXIMAGE and Cytogen each agree to reasonably cooperate with the other Party and/or its solicitors, at the other Party's expense, in:

          (a)  preparing, filing and prosecuting patent applications;

          (b)  vesting title as herein provided; and

          (c) providing non-financial assistance as reasonably requested by the other in enforcing any patents resulting from such patent applications.

5.4 The cost of patenting an Invention will be borne by the owner of the Invention. In the event of a jointly-owned Invention, the costs will be shared equally by both Cytogen and DRAXIMAGE; provided, however, that if a Party does not pay its share for obtaining the patent, including but not limited to any renewals thereto, such Party shall no longer have any rights to the Invention and the Party making the payments shall be deemed the sole owner of the Invention.

5.5 DRAXIMAGE acknowledges that it shall have sole responsibility for the development, including but not limited to research and development and in vivo and in vitro testing, on the Products. DRAXIMAGE shall be solely responsible for the costs associated with such development;
         provided,  however,  that  the  Parties  agree  that  DRAXIMAGE  is not compelled by this Article 5.5, or otherwise, to develop any Improvements for the Products.

ARTICLE 6 - CONFIDENTIALITY
---------------------------

6.1 A Party receiving Proprietary Information from the other, directly or indirectly, will treat such information as confidential and will use efforts at least equivalent to those used to protect its own Proprietary Information but in no event shall the receiving Party use less than Commercially Reasonable Efforts. Except (i) to enable Cytogen to exercise its rights to appoint distributors as set forth in Article 2.4; and (ii) as set forth in Article 6.2 following, all information or data communicated from one Party to the other will be deemed and treated as Proprietary Information unless otherwise agreed to in writing. All oral communications, whether or not summarized and reduced to writing, shall also be considered confidential. Access to such Proprietary Information will be limited to employees, agents, advisors or consultants of the Party or its Affiliates receiving such information, who reasonably require such information and who are bound to said Party by a like obligation of confidentiality. A Party receiving Proprietary Information will not use such information for its own benefit or for the benefit of others or in any way not consistent with the purposes set out in this Agreement.

6.2 Nothing contained herein will in any way restrict or impair each Party's right to use, disclose or otherwise deal with any Proprietary Information which:

          (a) at the time of disclosure is in the public domain or thereafter becomes part of the public domain by publication or otherwise through no act of the Party receiving such information;

          (b) the Party receiving such information can conclusively establish was in its possession prior to the time of the disclosure;

          (c) is independently made available as a matter of right to the Party receiving such information by a third party who is not in violation of a confidential relationship with the other Party;

          (d)  is  developed  by  a  Party   independently  of  the  Proprietary
               Information received from the other Party; or

          (e) is information required to be disclosed by legal process or in connection with a disclosing Party's periodic filings with the United States Securities and Exchange Commission; provided, in such case, the disclosing Party timely informs the other and discloses the minimum amount of information necessary to be in compliance and maintain confidentiality to the extent possible and cooperates reasonably with the other Party in attempting to limit such disclosure.

6.3 The Party receiving Proprietary Information will obtain no right of any kind, or license under any patent application or patent, except as expressly stated in this Agreement. All Proprietary Information will remain the sole property of the Party disclosing such information or data.

6.4 Upon termination of this Agreement, the Party to which Proprietary Information has been disclosed will upon request, return within thirty
         (30) days all such information, including any hard and electronic copies thereof, and cease its use, or at the request of the Party transmitting such Proprietary Information, will promptly destroy the same and certify such destruction to the transmitting Party, provided that each Party may retain one copy of the Proprietary Information in a secure location for compliance and record keeping purposes only.

6.5 Termination of this Agreement shall not relieve the Parties of their obligations under this Article 6. The confidentiality obligations pursuant to this Article 6 shall remain in full force and effect throughout the Term of this Agreement plus five (5) years thereafter.

ARTICLE 7 - LIAISON COMMITTEE
-----------------------------

7.1 Within sixty (60) days of the execution of this Agreement, the Parties hereto shall establish a Liaison Committee which shall consist of three
         (3) representatives from each Party as designated by each of them from time to time. Unless otherwise agreed to by the Parties, the Liaison Committee shall meet at least once every year. Either Party shall have the unilateral right to call a meeting of the Liaison Committee; provided, however, that the Liaison Committee shall not meet more than four (4) times in any calendar year. The Liaison Committee, or a Party, as the case may be, must provide thirty (30) days written notice to the Parties (or other Party) of any requested meeting. The Liaison Committee shall meet during regular business hours alternatively at the offices of Cytogen and DRAXIMAGE, or as otherwise agreed, each Party bearing its own expenses in preparing for and attending such meetings. Meetings shall be chaired by one of the Cytogen representatives who it selects. Between meetings of the Liaison Committee each Party shall keep the other generally informed as to its progress with its respective obligations under this Agreement and the Supply Agreement. Each Party will provide the other Party's Liaison Committee members with advance written reports and agenda items as the Liaison Committee reasonably determines are appropriate, including without limitation, reasonable current production, sales and marketing updates for each of the Products, any research and development being conducted on the Products and any Improvements that have been made to the Products.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

7.2 The Liaison Committee shall provide strategic advice for the development and commercialization of the Products in the Territory. In particular, the Liaison Committee shall have the following specific responsibilities:

          (a) to review (with no right to modify) an annual budget, timeline, forecasts, production and business plans for the Products in the Territory and any updates or amendments thereto;

          (b) to approve the annual marketing plans for the Products in the Territory and any updates or amendments thereto;

          (c) to review the Products' performance against such plans and budget at each meeting of the Liaison Committee; and

          (d) to review and comment on copies of publications submitted by the other Party which pertain to the Products.

7.3 The Liaison Committee shall attempt to operate by consensus, and all decisions of the Liaison Committee shall require majority support. In the event of a dispute among the Liaison Committee which cannot be resolved by consensus, after further informal discussion, such dispute shall be referred to the Presidents of DRAXIS Health Inc. ("DRAXIS") and Cytogen (collectively the "Negotiators"), who shall discuss the matter and attempt to reach an amicable solution. Should the Negotiators fail to reach an amicable solution within ten (10) days of the first meeting of the Negotiators to resolve the dispute (the "Settlement Date"), the matter shall proceed to arbitration in accordance with the provisions of Article 16.

ARTICLE 8 - SUPPLY
------------------

8.1 Supply of the Products shall be in accordance with the provisions of the Supply Agreement.

ARTICLE 9 - NON-COMPETITION AND NON-SOLICITATION
------------------------------------------------

9.1       (a)  Subject to the below provisions and Article 4.3 of the Supply
               Agreement, during the Term of this Agreement, Cytogen and its Affiliates will not, unless approved in advance by DRAXIMAGE acting reasonably, directly or indirectly, manufacture, market or distribute in the Territory any product which is competitive and similar (a product which uses a radioisotope to treat prostate cancer) with the Products;

          (b) In the event DRAXIMAGE terminates this Agreement because of a material breach by Cytogen pursuant to Articles 15.3 or 15.4, Cytogen and its Affiliates will not, unless approved in advance by DRAXIMAGE acting reasonably, directly or indirectly, manufacture, market, distribute or sell in the Territory any product which is competitive and similar (a product which uses a radioisotope to treat prostate cancer) with the Products for a [**] period commencing upon the termination date of this Agreement;

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

          (c) Notwithstanding the provisions of Article 9.1(a), for as long as the exclusive license granted to Cytogen as provided for in
               Article 2 has been made non-exclusive as provided for in Article 4.1, Cytogen shall not, unless approved in advance by DRAXIMAGE acting reasonably, directly or indirectly, manufacture, market or distribute in the Territory any product which is competitive and similar (a product which uses a radioisotope to treat prostate cancer) with the Products for a [**] period commencing from when the license is made non-exclusive; provided, however, that should the license be made exclusive once again as agreed to by the Parties in accordance with the provisions of Article 4.1, the provisions of Article 9.1(a) shall apply;

          (d) During and after the Term of this Agreement, Cytogen and its Affiliates will not seek customers or sales of the Products outside the Territory, unless approved in advance by DRAXIMAGE, acting reasonably. Upon expiration or termination of this Agreement, save and except if terminated by DRAXIMAGE pursuant to Articles 14.2, 15.3 and 15.4, DRAXIMAGE will not, for a period of [**], sell any Products to Cytogen's customers to whom DRAXIMAGE has shipped Product during the Term unless DRAXIMAGE pays to Cytogen a royalty of [**] percent ([**]%) of the net selling price of such Products sold to such customers; provided, however, that if Cytogen relinquishes its right to the PD103 Product pursuant to the provisions of Article 4.1, then DRAXIMAGE's [**] percent ([**]%) royalty obligation to Cytogen referred to in this Article shall not apply for shipments of Pd103 Product to Cytogen customers after termination or expiry of this Agreement, or otherwise.

ARTICLE 10 - REPRESENTATIONS AND WARRANTIES
-------------------------------------------

10.1     DRAXIMAGE hereby represents and warrants to Cytogen as follows:

          (a) DRAXIMAGE has the full legal right to enter into this Agreement and to perform its obligations hereunder. This Agreement is duly executed and delivered by DRAXIMAGE and constitutes a legal, valid and binding obligation, enforceable against DRAXIMAGE in accordance with its terms;

          (b) prior to the supply of the Products, DRAXIMAGE will have obtained and will maintain all Regulatory Approvals and all other necessary notices, consents, licenses, approvals and authorizations of all governmental authorities and other third parties required in connection with entering into and permitting the Parties to perform their respective obligations under this Agreement;

          (c) it has provided to Cytogen a summary of all adverse events known to it relating to the Products;

          (d)  it has  disclosed to Cytogen all relevant  Intellectual  Property
               Rights,   Know-How  and  Regulatory  Approvals  relating  to  the
               Products;

          (e) the execution and delivery of this Agreement and the performance of DRAXIMAGE's obligations hereunder (i) to the best of DRAXIMAGE's knowledge do not conflict with or violate any requirement of applicable laws, rules or regulations, and (ii) do not conflict with, or constitute a default under, any contractual obligation of DRAXIMAGE;

          (f) DRAXIMAGE either owns or has exclusive license in the Territory to the Intellectual Property Rights and Know-How and has not granted to any third party any license or other interest of any kind (including any charge, lien or encumbrance) under the Intellectual Property Rights and Know-How in the Territory which would affect Cytogen's rights under this Agreement and the Intellectual Property Rights and Know-How will permit Cytogen to practice and exercise the rights granted to it under Article 2;

          (g) to the best of its knowledge, there are no third party patents or trademarks or pending applications which, if issued, may cover the manufacture, use, distribution, promotion, marketing or sale of the Products in the Territory;

          (h) there are no claims, actions, judgements or settlements against or owed by DRAXIMAGE or to the best of its knowledge pending or threatened claims or litigation relating to the Products, Intellectual Property Rights and Know-How;

          (i) to the best of its knowledge the manufacture, use, distribution, promotion, marketing or sale of the Products in the Territory will not infringe the Intellectual Property Rights of any third party; and

          (j) DRAXIMAGE shall exercise, as soon as reasonably practicable but in no event later than March 1, 2001, its contractual option to obtain from its sublicensor the exclusive rights to the Pd103 Product (which shall be granted pursuant to U.S. Patent Number 6,099,458) for the Territory.

10.2     Cytogen hereby represents and warrants to DRAXIMAGE as follows:

          (a) Cytogen has the full legal right to enter into this Agreement and to perform its obligations hereunder. This Agreement is duly executed and delivered by Cytogen and constitutes a legal, valid and binding obligation, enforceable against Cytogen in accordance with its terms;

          (b) subject to DRAXIMAGE's obligations to obtain all Regulatory Approvals as set forth in Article 10.1 Cytogen will have obtained, prior to the First Sale, all necessary notices, consents, approvals and authorizations of all governmental authorities and other third parties required from it in connection with entering into and performing this Agreement;

          (c) the execution and delivery of this Agreement and the performance of Cytogen's obligations hereunder (i) to the best of Cytogen's knowledge, do not conflict with or violate any requirement of applicable laws, rules or regulations, and (ii) do not conflict with, or constitute a default under, any contractual obligation of Cytogen;

          (d) Cytogen shall institute and maintain adequate internal procedures to screen and monitor the credit status of potential and existing customers of the Products in the Territory and shall use Commercially Reasonable Efforts to reduce customer credit risk where reasonably possible and shall pursue unpaid customer receivables and, if necessary, to the full extent of the law;

          (e) Cytogen shall disclose reasonably promptly to DRAXIMAGE, the written details of any chargeback payments and rebates referred to in Article 1.16; and

          (f) Cytogen shall ensure that DRAXIMAGE is made a third party beneficiary to any agreements entered into between Cytogen and independent third party distributors pursuant to the provisions of Article 2.4 and agrees to undertake Commercially Reasonable Efforts to ensure that each independent third party distributor conforms to the spirit and intent of this Agreement.

ARTICLE 11 - LIABILITY AND INSURANCE
------------------------------------

11.1 Each Party shall indemnify, defend and hold the other, and their respective employees, directors, representatives and advisors, harmless from and against any and all non-Affiliate third party liabilities, actions, suits, claims, demands, prosecutions, damages, costs, expenses or money judgements (including reasonable solicitors' fees) which arise out of:

          (a) the intentional misconduct or negligence of the indemnifying Party with respect to its acts or omissions under this Agreement or pertaining to the Products; or

          (b) the breach by the indemnifying Party of its representations and warranties contained in this Agreement;

         except to the extent of an indemnity obligation on the part of the other Party under this Article. In the event of a claim which may give rise to a right of indemnity under this Article, the Party intending to claim indemnity shall give the indemnifying Party notice in writing as soon as practicable of any such claim or lawsuit.

         In any such claim or lawsuit:

               (i) The Party claiming indemnity will give the indemnifying Party full opportunity to control the response thereto and the defense thereof, including any agreement relating to the settlement thereof, provided that the indemnifying Party shall not settle any such claim or action without the prior written consent of the Party claiming indemnity (which shall not be unreasonably withheld or delayed);

               (ii) the  Party  claiming  indemnity  will,  at the  indemnifying
                    Party's expense, cooperate reasonably in the defense of the non-Affiliate third party's claim, and shall have the right to participate in such defense to the extent that in its judgement the Party claiming indemnity may be prejudiced thereby;

               (iii)the Party  claiming  indemnity  shall not  settle,  offer to settle or admit liability in any claim or suit without the written consent of an officer of the indemnifying Party, which consent shall not be unreasonably withheld.

         The Party claiming indemnity may participate, at its own expense, in such defense and in any settlement discussions directly or through counsel of its choice on a monitoring, non-controlling basis but such participation shall not be deemed a waiver by that Party of any rights or recourse, for indemnification or otherwise, it might have against the indemnifying Party.

11.2 Cytogen and DRAXIMAGE shall advise each other immediately, to be confirmed in writing, of any occurrence which involves a claim for death or injury following administration of the Products supplied hereunder, or any matter arising out of this Agreement which is required to be reported other than in a routine manner to the regulatory authorities by either Party. The Parties will cooperate reasonably to facilitate and develop written procedures for the reporting of adverse events for the Products to appropriate regulatory agencies within the Territory. It is understood that DRAXIMAGE will be responsible for the reporting to the applicable regulatory agency of adverse events within the Territory and that Cytogen will render assistance as reasonably requested.

11.3     Each Party will maintain  throughout  the Term,  and for at least three
         (3) years thereafter, comprehensive general liability insurance, including blanket contractual liability insurance covering the indemnification, defense and other obligations of that Party under this Agreement which insurance affords limits of not less than Five Million Dollars ($5,000,000) for each person, and Five Million Dollars ($5,000,000) for each occurrence, for bodily injury, liability, personal injury liability, products liability, property damage liability, contractual liability, and completed operations liability.

11.4 Each Party will provide to the other a Certificate of Insurance evidencing the above coverage, this Certificate to be provided to the other Party within sixty (60) days after the execution of this Agreement. This Certificate of Insurance shall show the name of the Party, the name of the issuing company, the type of insurance, the policy number, the effective date, the expiration date, and the limits of liability. The insurance shall provide for a minimum of thirty (30) days written notice to the recipient of the Certificate of Cancellation or material change in the insurance.

11.5 A Party's liability to the other is in no way limited to the extent of the other Party's insurance coverage.

ARTICLE 12 - LIMITATION OF LIABILITY
------------------------------------

12.1 Neither Party shall be liable to the other for any indirect, incidental, special, or consequential damages in connection with this Agreement, however caused, whether based on contract, tort, warranty, or other legal theory, and even if such Party has been informed in advance of the possibility of such damages or such damages could have been reasonably foreseen by such Party. The limitation set forth in this Article 12.1 shall not apply with respect to the obligations of either Party to indemnify the other Party under Article 11 in connection with a liability to a non-Affiliate third party.

ARTICLE 13 - INTELLECTUAL PROPERTY AND REGULATORY APPROVALS
-----------------------------------------------------------

13.1 DRAXIMAGE shall, at its expense, use its Commercially Reasonable Efforts to prepare, file, prosecute and maintain the Intellectual Property Rights in the Territory; provided, however, that Cytogen shall, at DRAXIMAGE's expense, provide all reasonable and customary assistance and cooperation to DRAXIMAGE and its agents expected of a licensee under similar circumstances. DRAXIMAGE shall keep Cytogen advised of the status of the actual and prospective filings and shall as soon as practicable provide Cytogen copies of all substantive documents related to the filing, prosecution and maintenance of any such filing. At all times during the Term of this Agreement and thereafter, DRAXIMAGE shall be the owner and holder of the Intellectual Property Rights and nothing in this Agreement conveys any right, title or interest in same to either Cytogen or its Affiliates.

13.2 DRAXIMAGE shall advise Cytogen as soon as possible of any intention to cease prosecution and/or maintenance of a particular filing in relation to the Intellectual Property Rights and, to the extent that it has legal authority to do so, shall permit Cytogen, if it so wishes, to continue prosecution and/or maintenance of such filing at DRAXIMAGE's expense; provided, however, that Cytogen shall not acquire any additional rights other than as specified in this Agreement. DRAXIMAGE shall execute such documents and perform such acts as it has legal authority to do and as may be reasonably necessary to prosecute and/or maintain the filing. Notwithstanding the above, the Parties recognize that DRAXIMAGE's ability to prosecute and/or maintain the Intellectual Property Rights may be limited by restrictions imposed on it as a sublicensee of the Products. Any filings performed by Cytogen shall not be considered part of the Intellectual Property Rights for the purpose of determining royalties payable to DRAXIMAGE based on Cytogen's Net Sales pursuant to the provisions of Article 3.2.

13.3 If, at any time during the Term of this Agreement, either Party shall become aware of any third party infringement or threatened infringement of any Intellectual Property Rights in the Territory, the following provisions shall apply:

               (i) The Party becoming aware shall promptly give written notice to the other and include evidence to support an allegation of infringement by such third party.

               (ii) If there is disagreement as to whether the act complained of is in fact an infringement, as described above, the Parties shall refer such issue to a mutually acceptable independent United States patent counsel (such acceptance not to be unreasonably withheld), and the reasonable costs of such patent counsel incurred in this regard shall be borne by the Party whose view does not prevail.

               (iii)If patent counsel  pursuant to Article  13.3(ii)  determines there is infringement or if DRAXIMAGE, in its sole discretion decides there is infringement, DRAXIMAGE shall use Commercially Reasonable Efforts to obtain a discontinuance of such infringement or bring suit against the third party infringer within two (2) months from the date of said notice. In no event shall DRAXIMAGE enter into any settlement, consent judgement or other voluntary final disposition of such suit that would in any way adversely affect Cytogen's rights under this Agreement without first obtaining Cytogen's written consent. Any recovery or damages derived from any suit under this Article shall be used first to reimburse each Party for its documented out of pocket legal expenses relating to the suit, secondly, shall be used to reimburse each Party for the royalties lost (in the case of DRAXIMAGE) and lost profits (in the case of Cytogen) and last shall be shared equally by the Parties.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

               (iv) If  independent   counsel  determines  pursuant  to  Article
                    13.3(ii) that there is infringement and DRAXIMAGE has not overcome the allegation of infringement or obtained a discontinuance of such infringement or filed a suit to obtain a discontinuance of infringement in accordance with the provisions of Article 13.3(iii), then Cytogen shall have the right, but not the obligation, to bring suit against any infringer, provided that Cytogen shall bear all the expenses of such suit. During the period which the action is pending, Cytogen shall have the right to offset the royalties due DRAXIMAGE on sales of the allegedly infringing Product against its litigation expenses. DRAXIMAGE will reasonably cooperate with Cytogen in any suit for infringement of any Intellectual Property Rights or Know-How brought by Cytogen against a third party. Cytogen shall incur no liability to DRAXIMAGE as a consequence of such litigation or any unfavorable decision resulting therefrom, including any decision holding any of the Intellectual Property Rights or Know-How invalid or unenforceable. Any recovery or damages derived from any suit under this Article shall be used first to reimburse each Party for its documented out of pocket legal expenses relating to the suit, secondly, shall be used to reimburse DRAXIMAGE for [**] percent ([**]%) of royalties lost (including the royalties offset against Cytogen's litigation expenses as referred to above) and, last, shall be retained by Cytogen.

13.4 In the event that Cytogen's importing, using, distributing, marketing, promoting, offering for sale or selling the Products in the Territory infringes, will infringe or is alleged by a third party to infringe a third party's patent or other Intellectual Property Rights, the Party becoming aware of same shall promptly notify the other Party. DRAXIMAGE shall have the sole responsibility for dealing with such allegation of infringement at its own cost and expense by seeking a license from such third party. If DRAXIMAGE is not able to obtain a license from such third party, DRAXIMAGE shall have the responsibility for the defense of such litigation using Commercially Reasonable Efforts to defend such third party infringement suit. If DRAXIMAGE does not defend Cytogen against any such action, Cytogen shall have the right, but not the obligation, to defend such action at its sole cost and during the period which the action is pending, Cytogen shall have the right to offset the royalties due DRAXIMAGE on sales of the allegedly infringing Product against its litigation expenses. DRAXIMAGE shall provide Cytogen reasonable and customary assistance in this regard. Any recovery or damages payable or owed to a third party as a result of a suit under this Article shall be fully paid and covered by DRAXIMAGE, including Cytogen's reasonable solicitor's fees, if applicable.

13.5 Subject to Cytogen's rights pursuant to Article 13.2, DRAXIMAGE shall at the earliest known date give notice to Cytogen of the grant lapse, revocation, surrender, invalidation of, or abandonment of any Intellectual Property Rights or Know-How.

13.6 DRAXIMAGE is solely responsible, at its expense, for the preparation, filing and pursuit of the application of Regulatory Approvals of the Products in the Territory. Pursuant to Article 10.1(b), DRAXIMAGE will use Commercially Reasonable Efforts to maintain the Regulatory Approvals. At all times during the Term of this Agreement and thereafter DRAXIMAGE shall be the owner and holder of the Regulatory Approvals; provided, however, Cytogen shall have access to and a right to use all Regulatory Approvals pursuant to the provisions of Article
         2.1. DRAXIMAGE shall keep Cytogen advised of the status of the actual and prospective applications and shall as soon as practicable provide Cytogen copies of all Regulatory Approvals . DRAXIMAGE will be responsible for the payment of any third party costs, if any, of generating any additional data required by the FDA, NRC, or other applicable regulatory body in the Territory to obtain Regulatory Approvals for any of the Products. Cytogen shall, at DRAXIMAGE's expense, provide DRAXIMAGE with such assistance as DRAXIMAGE may reasonably request from time to time in obtaining or maintaining such Regulatory Approvals, including without limitation providing DRAXIMAGE with a copy of such documentation or information within Cytogen's possession or control as DRAXIMAGE may reasonably require for the purposes of fulfilling its obligations hereunder.

13.7 Should the Parties mutually agree to undertake post-marketing studies or further research and development of the Products for the indication of prostate cancer, the costs of any such research programs and/or studies shall be shared equally by the Parties.

ARTICLE 14 - FORCE MAJEURE
--------------------------

14.1 Neither Party shall be liable in damages for, nor shall this Agreement be terminable or cancellable by reason of, any delay or default in such Party's performance hereunder if such default or delay is caused by events beyond such Party's reasonable control including, but not limited to, acts of God, regulation or law or other action or failure to act of any government or agency thereof, war or insurrection, civil disturbance, destruction of production facilities or materials by earthquake, fire, ice, flood or storm, labour disturbances, epidemic, or failure of public utilities or common carriers to act for the reasons listed above (collectively or individually "Force Majeure Event"); provided, however, that the Party seeking relief hereunder shall immediately notify the other Party of such cause(s) beyond such Party's reasonable control. The Party which may invoke this Article
         14.1 shall use all reasonable efforts to reinstate its ongoing obligations to the other as quickly as possible and the other Party shall provide all reasonable assistance to help the invoking Party in this respect.

14.2 The Parties shall have any Force Majeure Event dealt with on an expedited basis by the Liaison Committee in accordance with the provisions of Article 7.3. Notwithstanding the above, however, if a Party fails to perform any of its obligations under this Agreement for one hundred and twenty (120) consecutive business days due to a Force Majeure Event, unless within such period the non-performing Party has begun to remedy substantially its inability to perform, the other Party may, if itself is not in material breach under this Agreement, terminate this Agreement by providing written notice to the non-performing Party. In the event of such termination, both Parties' respective rights and obligations under this Agreement shall terminate except for any amounts previously due and owing by one Party to the other and except for any obligations which this Agreement expressly provides shall survive the termination such as, without limitation, the provisions of Articles 3.5, 5, 6, 9, 10 and 11.1.

ARTICLE 15 - TERM AND TERMINATION
---------------------------------

15.1 This Agreement shall become effective on the Effective Date and shall terminate on December 31, 2010, unless earlier terminated in accordance with the provisions of this Agreement (the "Term"). Beginning no later than one (1) year and ending not later than six (6) months prior to such expiration, the Parties will enter into good faith discussions, without obligation, about possible renewal of this Agreement and the terms of any such renewal.

15.2 This Agreement shall automatically terminate in the event that the Supply Agreement terminates.

15.3 Subject to the provisions of Article 14.2, either Party hereto may, at its option, terminate this Agreement by giving to the other Party prior notice in writing to that effect of not less than ninety (90) days in the event the other Party commits a material breach of either this Agreement or the Supply Agreement (thirty (30) days, in the case of any payment default), and has failed to cure such breach during the ninety
         (90) day period or thirty (30) day period, as applicable, following receipt of said notice from the non-breaching Party, or such longer period as may reasonably be necessary, provided the breaching Party continues its diligent efforts to cure. Any such cancellation and termination pursuant to this Article 15.3 shall not release the breaching Party from any obligations hereunder incurred prior thereto. For greater certainty and without limitation, breach by Cytogen of the provisions in Article 4.2(b) shall be deemed a material breach of this Agreement.

15.4 Either Party hereto may terminate this Agreement immediately if the other Party becomes insolvent, or voluntary or involuntary proceedings are instituted against the other Party under any federal, state or local bankruptcy or insolvency laws, or a receiver or trustee of the Party's property shall be appointed or the Party makes an assignment for the benefit of its creditors. In such a circumstance, the Parties acknowledge, without limitation, that it is their intent to provide the maximum protection available under applicable law for an exclusive licensor and licensee under the circumstances referred to in this
         Article 15.4; provided, however, that the Parties in so acknowledging are not obligated to incur any costs in order to give legal force and effect to such an intention.

15.5 In the event of expiration of this Agreement, or the termination of any rights granted hereunder with respect to a given Product prior to the expiration or termination of this Agreement in its entirety, Cytogen shall have no further rights in the affected Intellectual Property Rights, Regulatory Approvals, Trademarks or Products. Any expiration or partial or complete termination of this Agreement shall not affect the rights, obligations and remedies of either Party accrued as of such expiration or termination.

ARTICLE 16 - DISPUTE RESOLUTION
-------------------------------

16.1 The Parties will attempt in good faith, in accordance with the provisions of Article 7.3 above, to resolve any dispute or claim arising out of or relating to this Agreement.

16.2 Should the Negotiators fail to settle a dispute pursuant to the provisions of Article 7.3, the matter shall be finally settled by arbitration in accordance with the provisions of the Arbitration Act, 1991, Ontario and any amendments thereto. The following rules shall apply to the arbitration:

          (a) The arbitration tribunal shall consist of one arbitrator who is not affiliated with either of Cytogen or DRAXIMAGE, who has relevant industry knowledge, expertise and credibility and who is appointed by mutual agreement of Cytogen and DRAXIMAGE or, in the event of failure to reach an agreement within ten (10) days after the Settlement Date, either Party may request the Co-ordinator, ADR Chambers, 48 Yonge Street, Suite 1100, Toronto, Ontario M5E 1G6 (or any successor thereto) to provide a list of five arbitrators from amongst its members outlining their qualifications. Within three (3) business days of the receipt of the list, Cytogen and DRAXIMAGE shall independently rank the proposed candidates, shall simultaneously exchange rankings, and shall select as the arbitrator the individual receiving the highest combined ranking who is available to serve. If either Party does not rank and provide a copy of the ranking to the other Party, the Party who does rank the arbitrator will be able to select the arbitrator.

          (b) The arbitrator shall be instructed that time is of the essence in proceeding with his or her determination of any dispute, claim, question or difference. The arbitration tribunal shall determine the time, date and place of arbitration, taking into consideration the Parties' convenience and the other circumstances of the case.

          (c) Cytogen and DRAXIMAGE will agree, in consultation with the arbitrator, on the rules for the arbitration. Absent agreement to the contrary, the following rules, designed to save time and expense for the Parties, will apply:

               (i) Statements shall be in writing and shall be no more than five (5) pages in length; and shall be submitted to the arbitration tribunal and to the other Party two (2) days prior to the arbitration;

               (ii) Each Party will provide to the other access to any documents that may be relevant to the arbitration. Each Party will also provide to the other a list and copies of up to (but not exceeding) twenty (20) documents that the Party intends to rely on at the arbitration. Such access will be during normal business hours and will commence one day after the appointment of the arbitration tribunal and shall terminate one day prior to submission of the statements;

               (iii)Each  Party  will  be  entitled  to  oral  discovery  of one representative of the other Party if it deems it appropriate at a mutually agreed upon date, time and location. Each Party may only discover the other Party's representative for a maximum of one (1) eight (8) hour day. Any questions refused will be put to the arbitrator for the arbitrator's determination as to whether the questions are appropriate and relevant;

               (iv) At the hearing, opening argument will be limited to one-half
                    (1/2) hour per Party;

               (v) Each Party may produce up to two (2) witnesses for direct examination. The total time permitted for direct examination will be two (2) hours for each witness. Total time for cross-examination will also be two (2) hours for each witness;

               (vi) A Party  may  introduce  any of its  twenty  (20)  documents through either of its witnesses. The other Party may, if appropriate, challenge the authenticity of any document produced through those witnesses;

               (vii)Closing  arguments  will be limited to one (1) hour for each
                    Party; and

               (viii) The arbitrator  will attempt to produce a decision  within seven (7) calendar days of the conclusion of the arbitration, and written reasons within two (2) months of the arbitration.

          (d) The arbitration shall be conducted in English and shall take place in Toronto, Ontario.

          (e) The arbitration awards shall be given in writing and shall be final, and binding on Cytogen and DRAXIMAGE, not subject to any appeal whatsoever, and shall deal with the question of costs of the arbitration and all matters related thereto. In his or her award of costs, the arbitrator may consider each Party's effort to resolve the dispute through bona fide good faith negotiation efforts and has the authority, if he or she deems advisable, to award solicitor and client costs against a Party that fails to demonstrate such bona fide good faith efforts.

          (f) Judgement upon the award rendered may be entered into any court having jurisdiction, or application may be made to such court for judicial recognition of the award or an order for enforcement thereof, as the case may be.

          (g)  The  arbitrator  will not be  empowered  to and  shall  not award
               punitive,   exemplary,   special,   consequential  or  incidental
               damages.

          (h) Notwithstanding the foregoing, either Party shall be entitled to pursue equitable remedies in a court of competent jurisdiction, including, without limitation, injunctive relief in any court in the event that legal or monetary damages are inadequate.

ARTICLE 17 - INDEPENDENT CONTRACTOR
-----------------------------------

17.1 It is understood that both Parties hereto are independent contractors and engage in the operation of their own respective businesses and neither Party hereto is to be considered the agent of the other Party for any purpose whatsoever and neither Party has any authority to enter into any contract or assume any obligation for the other Party or to make any warranty or representation on behalf of the other Party. Each Party shall be fully responsible for its own employees and consultants, and the employees of one Party shall not be deemed to be employees of the other Party for any purpose whatsoever.

ARTICLE 18 - ASSIGNMENT AND SUBLICENSING
----------------------------------------

18.1 Subject to Article 2.4, neither Party may without written approval of the other Party (and such approval shall not be unreasonably withheld):

          (a) assign or sublicense this Agreement or transfer its rights, obligations or interest or any part thereof under this Agreement to any third party which is not an Affiliate; or

          (b) designate or cause any third party not an Affiliate to perform all or part of its activities hereunder, or to have the benefit of all or part of its rights hereunder.

18.2 Either Party may, upon written notice to the other, assign all or a part of its rights or obligations hereunder to an Affiliate, provided that such assignment shall not lessen or release the prior or ongoing obligations of the assignor to the other Party to this Agreement and that the applicable Affiliate shall agree, in writing, to be bound by the terms and conditions of this Agreement.

ARTICLE 19 - MISCELLANEOUS
--------------------------

19.1 This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and Canada applicable thereto, without regard to its choice of law principles.

19.2 Any notice or other communication made under this Agreement (other than routine business communication) shall be in writing and shall be properly given: (i) when delivered if sent by personal delivery; (ii) when transmitted if sent by facsimile with confirmation of transmission; or (iii) three days after being posted if sent by registered mail return receipt requested, addressed:

           If to Cytogen:             Cytogen Corporation
                                      600 College Road East - CN 5308
                                      Princeton, New Jersey 08540-5308
                                      United States of America

                                      Attention:    President
                                      -----------------------
                                      Facsimile:    609-750-8124


           If to DRAXIMAGE:           DRAXIMAGE Inc.
                                      16751 Trans Canada Highway
                                      Kirkland, Quebec H9H 4J4
                                      Canada

                                      Attention:    President
                                      -----------------------
                                      Facsimile:    514-630-7201


           With a copy to:            DRAXIS Health Inc.
                                      2nd Floor, 6870 Goreway Drive
                                      Mississauga, Ontario L4V 1P1
                                      Canada

                                      Attention:    General Counsel
                                      -----------------------------
                                      Facsimile:    905-677-5494

         A Party may change its address for notice by notifying the other Party at any time.

19.3 Each Party agrees to comply with all applicable laws, rules and regulations of any government agency or authority in the performance of its obligations under this Agreement. In the event one or more terms of this Agreement are found to violate the provisions of any applicable law, rule or regulation, the Parties hereto shall negotiate in good faith to modify this Agreement, but only to the extent necessary to make the terms of this Agreement valid and enforceable, having full regard for all applicable laws and the intent and purposes of the Parties entering into this Agreement.

19.4 This Agreement, including the Schedules, whether annexed at the time of execution of this Agreement or later, as provided herein, constitutes the entire Agreement between the Parties hereto relating to the subject matter hereof, and this Agreement may not be varied except by an instrument in writing signed by each Party hereto by a duly authorized officer.

19.5 Should any part of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provision shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such invalid or unenforceable part or provision in a commercially reasonable, valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the Parties hereto.

19.6 The captions of this Agreement are solely for the convenience of reference and shall not affect its interpretation. This Agreement may be executed in one or more counterparts, all of which shall comprise the original instrument.

19.7 The following Articles shall survive termination of this Agreement for any reason: Articles 3.4, 3.5, 5, 6, 9, 10 and 11.1. Termination of this Agreement shall not affect any rights previously accrued by either Party.

19.8 The Parties agree to take all further actions after the Effective Date as may be reasonably necessary or appropriate to carry out the intent of this Agreement, including, without limitation, the execution and delivery of ancillary documents.

19.9 Subject to applicable securities regulatory disclosure requirements, a Party may not disclose the non-general details of this Agreement to a non-Affiliate without first obtaining the consent of the other Party, such consent not to be unreasonably withheld. Upon execution of this Agreement, the Parties will issue a joint press release which is mutually satisfactory to the Parties and full consideration and representation of the respective roles and contributions of both Parties shall be given in any such press release. Other than as specified in the immediately preceding sentence and subject to applicable securities regulatory disclosure requirements, neither Party will issue any press release regarding this Agreement without the prior written consent of the other Party, such consent not to be unreasonably withheld. In the event that a Party is required to disclose publicly any information directly or indirectly relating to this Agreement to comply with applicable regulatory disclosure requirements, it shall in good faith, wherever reasonable and practicable to do so, confer with the other Party on the content of such disclosure before it is publicly released.

19.10 Except as otherwise expressly stated, all dollar amounts referred to in this Agreement are in United States ("US") dollars.

19.11 The Parties declare that they have required that this Agreement and any documents relating thereto be drawn up in the English language. Les parties aux presentes declarent qu'elles ont exige que cette entente et tous les documents y afferant soient rediges en langue anglaise.

                           [Left Intentionally Blank]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be entered into by their duly authorized officers as of the day and year first set forth above.

DRAXIMAGE INC.

         /s/ Raymond Dore
         -----------------------------------
By:      Raymond Dore
Title:   President
Date:    December 5, 2000
         --------------------------------------------


CYTOGEN CORPORATION

         /s/H. Joseph Reiser
         --------------------------------------------
By:      H. Joseph Reiser, PhD
Title:   President & CEO
Date:    January 5, 2001
         --------------------------------------------

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                                  SCHEDULE "A"
                                  ------------


            SUMMARY OF INITIAL U.S. MARKETING PLAN FOR BRACHYSEED(TM)
            ---------------------------------------------------------


Phase I ([**] - [**])

1.       [**] announcing [**] - ([**])
2.       [**](TM)inclusion on Cytogen web page - ([**])
3.       Review [**] ([**] & [**], [**], etc.) - [**]
4.       Develop initial [**] - ([**]-[**])
5.       Create, and place, [**] in [**] (e.g., [**], [**], etc.)
6.       [**] - ([**])
7.       [**] to key [**] (e.g., [**], [**], [**] groups) to introduce [**]
         and [**]
8.       Finalize [**] & [**] - ([**]-[**])
9.       [**] presentation to [**] (e.g., [**], [**], [**], etc.) - ([**]-[**])
10.      Develop [**](TM)[**] for [**] - ([**])
11.      Extensive [**] - ([**])
(a)      BrachySeed(TM)[**] at [**]
(b)      [**] to discuss [**]
(c)      Market research [**]
(d)      Potential for [**] with BrachySeed(TM)logo
12.      Market research to [**], and [**], [**]
13.      [**] - ([**] as tentative dates)
(a)      Main objective is to [**](TM)to [**] and [**] ([**], [**] & [**]) and
         [**] Cytogen [**]
(b)      [**] surrounding the [**] of [**](TM)
(c)      [**] experience with [**](TM)
(d)      [**] sessions
(e)      Determine [**]
(f)      Identify & establish [**]
(g)      Develop [**] from [**] (i.e., [**], [**] and [**], etc.)
14.      [**] at Western AUA - ([**])
15.      [**] - ([**])
16.      [**](TM)lunch & dinner meetings with [**] - ([**])
17.      [**] & [**] of [**] - ([**]-[**])

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


Phase II (**])
--------------

1.       [**] announcement - [**])
2.       Determine, and implement, [**]
3.       Determine [**]
4.       [**] meeting - ([**])
5.       [**]l materials - ([**])
6.       [**] programs
7.       Conduct [**] meetings ([**])
8.       [**] research - ([**])
(a)      [**] as needed
9.       Establish [**] Programs - ([**])


General
-------

1.       Personnel: Hiring of dedicated marketing manager by October 31, 2000
2. Position in Detail: BrachySeed(TM)to be in first position in Cytogen sales force detail through, at least, 12/31/02
3.       Sales Force: Minimum [**] person Cytogen U.S. sales force
4. Target Volumes: Target sales volumes of US$[**], US$[**] and US$[**] in 2000, 2001 and 2002, respectively
5.       Minimum Sales Targets: 2000 - n/a; 2001 - US$[**]; 2002 - US$[**]

                                  SCHEDULE "B"
                                  ------------


                                   Trademarks
                                   ----------


1.       U.S. Trademark Application Serial Number: 76097706
         Word Mark:        BRACHYSEED
         Filing Date:      July 27, 2000

2.       U.S. Trademark Application Serial Number: 76097705
         Word Mark:        BRACHYSEED
         Filing Date:      July 27, 2000



                                     Patents
                                     -------

3.       U.S. Patent Number: 6,099,458 (issued August 8, 2000)
         - Encapsulated low-energy brachytherapy sources